Exhibit 99.1

                              EMPLOYMENT AGREEMENT

                                    RECITALS

     Whereas, Malcolm H. Philips, Jr. ("Employee" or "Philips") was the founding Chief Executive Officer ("CEO") and Chairman of the Board of CDEX Inc., a Nevada corporation ("CDEX" or the "Company");

     Whereas, Philips resigned from employment of Company effective close of business on December 31, 2005;

     Whereas, the Company obtained the services of Philips as an Advisor to the CEO and Board of Directors pursuant to a Consulting Agreement between CDEX and IAM Investment Group LP ("LP") dated January 1, 2007 ("Consulting Agreement"), to assist with the transition of management and administrative functions for the Company from Rockville, MD to Tucson, AZ;

     Whereas, at the direction of the Board of Directors and the CEO, Philips' role expanded significantly during the performance of those services, and the Board of Directors and CEO have asked Philips to accept the positions of President and CEO and serve on the Board of Directors;

     Whereas, Philips desires to serve in these positions; and

     Whereas, in view of the foregoing, Philips, LP and CDEX hereby terminate the Consulting Agreement without penalty to any Party, and Employee and CDEX enter into this Employment Agreement at the same instant of termination on this the 11th day of June, 2007 ("Effective Date").

     Accordingly, for good and valuable consideration the sufficiency of which is recognized and acknowledged by all Parties, the Company, LP and Philips agree to the following:

                                    AGREEMENT

1 .     Agreement. The RECITALS, above, are incorporated in their entirety into this Employment Agreement by reference. LP, the Company and Employee agree to be bound by the terms of this Amendment.

2. Term. Employee or the Company may terminate this Agreement at any time by giving the other party two weeks' advance notice in writing. The term of this Agreement shall be two years from the Effective Date, unless it is extended by the mutual written agreement of the Employee and the Company.

3. Services of the Employee. Employee shall serve as the President and CEO and a Member of the Board of Directors of CDEX. These activities of the Employee are referred to hereinafter as "Services." The Company recognizes and agrees that the Employee may perform additional services for other persons, provided that such services do not represent a conflict of interest or a breach of the Employee's fiduciary duty to the Company.

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4.      Place of Performance. The Employee's place of performance initially shall be Tucson, AZ. However, the Employee's place of performance may be altered based on needs of the Company and considerations of Employee.

5.      Compensation.

        5.1. Fees. As compensation for Employee's services, the Employee and Company agree that Employee shall be paid a annual compensation of $180,000 per year, beginning on June 11, 2007. In the event that the Company elects to terminate this Agreement for any reason prior to June 11, 2009, it is agreed that Company shall pay Employee a severance fee of $200,000.

        5.2. Bonuses and Equity Compensation. Employee shall be eligible for performance bonuses as agreed to with the Board of Directors. Further, in view of the services to be rendered and performance of Employee to date in the broadly defined role of Advisor, the Company shall award Employee 350,000 stock options under the Company's Stock Option Plan with a strike price as the fair market value on the Effective Date of this Amendment to vest on June 11, 2008 and be effective for five years thereafter.

        5.3. Benefits. At the Employee's option, Philips may participate in any of the Company's employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs.

6. Expenses. The Company shall reimburse the Employee for reasonable and authorized expenses incurred by the Employee in connection with the performance of the Services upon periodic presentation by the Employee of an itemized account of such expenses and appropriate receipts.

7. Termination of Services. Upon termination of the Employee's Services, this Agreement shall become null and void, except as to Section 5 and as provided in Section 11.3.

8. Compensation Upon Termination. Upon the termination of this Agreement, Company shall pay to Employee any termination/severance fee owed pursuant to
Section 5.1, above, and all compensation due and owed to Employee under this Agreement's annual fee compensation structure. In addition, Employee shall be entitled to reimbursement of expenses that were incurred before the termination became effective and that are reimbursable under this Agreement. Finally, Employee shall be entitled to all stock options granted to Philips pursuant to the Consulting Agreement, the Company's bonus plans or this Employment Agreement, all such options vesting immediately upon termination without risk of forfeiture. In that event, Employee may exercise all options with cashless transactions based on the closing stock price as of the day of exercise.

9. CDEX Agreements. As an express condition for the Company's agreement to enter into this Agreement, and as a pre-condition to the effectiveness of this Agreement, the Employee and Company agree that the Non-Compete Agreement and Non-Disclosure Agreement executed as part of Employee's earlier Employment Agreement are still in effect.

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10.      Arbitration. Any failure to perform, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be determined exclusively by arbitration in accordance with the provisions of this Section and in accordance with the rules of the American Arbitration Association for arbitrating commercial matters. The arbitration shall be held in Tucson, Arizona, or such other location as the parties shall mutually agree. The arbitrators shall base their award on applicable Arizona law and judicial precedent, and shall accompany their award with written findings of fact and conclusions of law. The decision of the arbitrators shall be binding on the parties, except that any party may appeal the arbitrators' decision by filing an action to reconsider the decision of the arbitrators in a court having jurisdiction hereunder. In any such action the arbitrators' findings of fact shall be conclusive and binding on both parties and the sole questions to be determined by the court shall be (i) whether or not the arbitrators' decision was contrary to Arizona law and judicial precedent, and (ii) if the court determines that the arbitrators' decision was contrary to Arizona law and judicial precedent, then how the dispute shall be resolved based on the arbitrators' findings of facts and Arizona law and judicial precedent. The decision of the court as to the resolution of the dispute under Arizona law and judicial precedent shall supercede the arbitrators' decision. Judgment upon the award rendered by the arbitrators, as modified by the court, if applicable, may be entered in any court having jurisdiction in accordance herewith.

11.     Miscellaneous.

        11.1 Notices. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be hand-delivered or shall be mailed by first class registered or certified mail, postage prepaid to the respective addresses of the parties. Notice shall be deemed to have been received either on the day delivered, if hand-delivered, or five (5) days after mailing, if mailed.

        11.2 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

        11.3 Survival. It is the express intention and agreement of the parties hereto that the provisions of Section 7, Section 8, Section 9, Section 10, and
Section 11 hereof shall survive the termination of this Agreement. In addition, all obligations of the Company to make payments pursuant to Sections 5 and 6 with regard to fees earned, obligations made or expenses incurred prior to the termination of this Agreement shall survive any termination of this Agreement on the terms and conditions set forth herein.

        11.4 Assignment. Neither party shall assign any right or delegate any obligation hereunder without the other party's written consent, and any purported assignment or delegation by a party hereto without the other party's written consent shall be void. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and the Employee, his heirs, executors, administrators and legal representatives.

        11.5 Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

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        11.6 Headings. Section and subsection headings contained in this
Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

        11.7 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Arizona (but not including the choice of law rules thereof). Subject to the arbitration provisions herein, any action filed in relation to this Agreement and the performance of the parties hereunder shall be filed in the appropriate state court or the U.S. District Court having jurisdiction over Tucson, Arizona, the parties hereto waiving any other venue to which they may be entitled by virtue of domicile or otherwise. Each of the parties hereto waives a trial by jury in regard to any claims or disputes relating to this Agreement.

        11.8 Entire Agreement. This Agreement constitutes the entire agreement between and among the parties respecting the engagement of the Employee, there being no representations, warranties or commitments except as set forth herein.

        11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf effective as of the day and year first hereinabove written.


By:____________________                   By:_________________________
   Malcolm H. Philips, Jr.                   Dr. B. D. Liaw
   (Representing both himself and            CDEX Inc.
   IAM Investment Group LP)                  Chairman of the Board of Directors

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